UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2011

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On April 27, 2011 the GXS Worldwide, Inc. (the “Company”) Board of Directors designated Michael Tschiderer as principal accounting officer of the Company.  As of that date, John Duvall, currently Senior Vice President, Finance and Treasurer of the Company, no longer will serve as principal accounting officer.  Mr. Tschiderer, age 51, has served as Vice President and Global Controller of the Company since March 2011.  He previously served as Vice President of Finance of Infinia Corporation, a solar technology company, from August 2008 through February 2011.  Prior to that, Mr. Tschiderer served from October 2006 to July 2008 as Executive Vice President and Chief Financial Officer of Ecovation, Inc., a wastewater treatment and renewable energy company, and from May 2000 to September 2006 was Senior Vice President of Finance, Controller and Treasurer of Mpower Communications, a publicly-traded communications provider.  Earlier in his career, Mr. Tschiderer, a certified public accountant, was a partner with Bonadio & Co. LLP, an accounting firm, and an audit manager with Arthur Andersen & Co.

Amendment to President and Chief Executive Officer’s Employment Agreement

On April 27, 2011, the employment agreement for Robert E. Segert, President and Chief Executive Officer of GXS Group, Inc. and its principal subsidiaries including the Company, was amended to increase his annual base salary from $500,000 to $600,000 and his annual cash bonus opportunity from $250,000 to $400,000.  Mr. Segert’s 2011 performance-based cash bonus target is set pursuant to the Management Bonus Plan for named executive officers and other executive officers, and is based on two components, Company financial performance and individual performance.  For 2011, Company performance will be measured using revenue and Adjusted EBITDA targets (as reflected in the Company’s 2011 financial plan presented to and approved by the Board of Directors).  After determining the level of funding of the executive bonus pool based on the Company’s performance, Mr. Segert’s annual bonus can be adjusted up or down by up to 25 percent based on his individual performance.  Mr. Segert is also eligible for a special 2011 bonus opportunity in the amount of up to $500,000 based on the Company exceeding a specified 2011 revenue goal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

Date: May 3, 2011	/s/ Gregg Clevenger
Gregg Clevenger
Executive Vice President and Chief Financial Officer